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                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

             As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for the Health Images, Inc. Profit Sharing and Savings Plan (Reg. No. 33-39216) of our report dated June ___, 1994, included in Health Images, Inc. Profit Sharing and Savings Plan's Annual Report on Form 11-K for the years ended December 31, 1994, and December 31, 1993.





Chattanooga, Tennessee
June __, 1995